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                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant To Section 14(a) of the Securities
                              Exchange Act of 1934
                               (Amendment No.  )

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     (as permitted by Rule 14a-6(e)(2))
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[ ]  Soliciting Material Pursuant to Section 240.14a-11(c)
     or Section 240.14a-12

                          THE YACKTMAN FUNDS, INC.
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                (Name of Registrant as Specified in its Charter)

                         YACKTMAN ASSET MANAGEMENT CO.
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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                     [YACKTMAN ASSET MANAGEMENT LETTERHEAD]

                                                               November 13, 1998

Dear Fellow Stockholder:

      The Special Meeting of Stockholders of The Yacktman Funds, Inc. will be held in less than two weeks on Tuesday, November 24.

      According to our records, you have yet to sign and return a BLUE proxy card voting "FOR" adoption of Yacktman's proposals. YOU SHOULD KNOW THAT A FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ADOPTION OF YACKTMAN'S PROPOSALS.

      IF YOU WANT YACKTMAN TO CONTINUE AS INVESTMENT ADVISOR TO THE FUNDS, PLEASE JOIN WITH ME IN SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

      We have very little time left before the Special Meeting is held on November 24. EVEN IF YOU HAVE REDEEMED YOUR SHARES, AS A HOLDER OF SHARES ON OCTOBER 12, THE RECORD DATE FOR DETERMINING STOCKHOLDERS ENTITLED TO VOTE AT THE SPECIAL MEETING, YOU REMAIN ENTITLED TO VOTE AND, FOR THE BENEFIT OF THOSE WHO ARE STILL INVESTED IN THE FUNDS, YOU SHOULD VOTE PROMPTLY BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. Please act promptly.

                                       Sincerely,


                                       DONALD A. YACKTMAN


                                       Donald A. Yacktman
                                       President
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                                 YACKTMAN FUND
                               VOTE THE BLUE CARD

      As previously reported, directors of Yacktman Fund fired Donald Yacktman as president of the fund, and threatened to replace him as manager. Yacktman ... is asking shareholders to replace the directors.

      Shareholders should vote for Yacktman. Sign, date, and return the blue card. Ignore the directors' white card.

      This fund is of interest only because of the unique abilities of Donald Yacktman. If he is ever replaced, I will have to recommend selling the fund.

      I have gone through the directors' argument, point by point. I cannot take space to discuss each point here. To my mind, their points are generally trivial and fail to make a compelling case overall.

      Internal evidence suggests that the directors do not understand value investing as practiced by Donald Yacktman and others.

      If we don't like Yacktman's performance, our remedy is to sell the fund, not fire the manager.

                                                     Larry Luce, Editor
                                                     Mutual Fund Monitor
                                                     November 10, 1998

          Permission to reprint this article was granted to Yacktman.